UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	June 23, 2006

United America Indemnity, Ltd.
__________________________________________
(Exact name of registrant as specified in its charter)

Cayman Islands	000-50511	98-0417107
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

Walker House, 87 Mary Street, P.O. Box 908GT, Cayman Islands, Cayman Islands		None
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(345) 949-0100

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 8.01 Other Events.

The Company’s U.S. insurance subsidiaries, United National Insurance Company, Diamond State Insurance Company, United National Specialty Insurance Company, United National Casualty Insurance Company, Penn-America Insurance Company, Penn-Star Insurance Company and Penn-Patriot Insurance Company (the "Insurance Subsidiaries") have renewed a catastrophe reinsurance agreement effective during the period June 1, 2006 through May 31, 2007. The Insurance Subsidiaries purchased catastrophe reinsurance coverage for $25 million of coverage in excess of $5 million from Ariel Reinsurance Co. Ltd, American Re-Insurance Company, Axis Specialty Ltd., Endurance Specialty Insurance Ltd., Hannover Re Bermuda Ltd., Montpelier Reinsurance Ltd., Transatlantic Reinsurance Company, and Validus Reinsurance Ltd., all at varying levels of participation. This coverage provides: (i) $3 million of coverage in excess of $5 million, with a 55% participation rate by the Insurance Subsidiaries; (ii) $8 million of coverage in excess of $8 million, with a 5% participation rate by the Insurance Subsidiaries; and (iii) $14 million of coverage in excess of $16 million, with no participation by the Insurance Subsidiaries. As a result of this renewal, the Insurance Subsidiaries' net retention per occurrence under this program has increased from $5 million to $7.05 million. This coverage also provides for one full reinstatement of coverage at 100% additional premium as to time and pro-rata as to amount of limit reinstated.

The Insurance Subsidiaries continue to maintain additional excess catastrophe reinsurance providing for $30 million of coverage in excess of $30 million of catastrophe losses incurred, effective during the period January 1, 2006 through May 31, 2007. The participating reinsurers are American Re-Insurance Company, ACE Tempest Re, Axis Specialty Ltd., Endurance Specialty Insurance Ltd., New Castle Re, Montpelier Reinsurance Ltd., XL Re Ltd., Odyssey America Re, Renaissance Re, and Validus Reinsurance Ltd., all at varying levels of participation. This coverage provides for one full reinstatement of coverage at 100% additional premium as to time and pro-rata as to amount of limit reinstated.

Additionally, the Insurance Subsidiaries entered into a catastrophe reinsurance agreement effective during the period June 1, 2006 through May 31, 2007, providing for additional excess catastrophic reinsurance coverage of $15 million in excess of $60 million. The participating reinsurers are Ariel Reinsurance Co. Ltd., Axis Specialty Ltd., Montpelier Reinsurance Ltd., Transatlantic Reinsurance Company, and XL Re Ltd., all at varying levels of participation. This coverage provides for one full reinstatement of coverage at 100% additional premium as to time and pro-rata as to amount of limit reinstated.

Separately, Penn-America Insurance Company, Penn-Star Insurance Company and Penn-Patriot Insurance Company did not renew the underlying $3 million in excess of $2 million of catastrophic reinsurance coverage they previously maintained.

Therefore, in total, the Insurance Subsidiaries currently maintain catastrophic reinsurance coverage of $70 million in excess of $5 million, subject to the above referenced participations by the Insurance Subsidiaries. The estimated total annual pretax cost of the current catastrophic reinsurance program is $6,481,000, compared to $2,000,000 for the expired catastrophe coverage, and will be adjusted based on the actual amount of subject written premium.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

United America Indemnity, Ltd.

June 23, 2006	By:	Garland P. Pezzuolo

Name: Garland P. Pezzuolo
Title: General Counsel